STILWELL FINANCIAL INC.

                        Officers' Certificate Pursuant to
            Section 201, Section 203 and Section 301 of the Indenture
                      Establishing Terms and Provisions of
                 7.875% Public Income NotES (PINES(R)) due 2032

                                  April 5, 2002
                      ------------------------------------

     1. Each of the undersigned, Danny R. Carpenter, being the duly appointed Executive Vice President of Stilwell Financial Inc., a Delaware corporation (the "Company"), and Daniel P. Connealy, being the duly appointed Vice President and Chief Financial Officer of the Company, does hereby certify pursuant to the authority delegated to the undersigned pursuant to resolutions adopted on March 19, 2002 by the Board of Directors of the Company (the "Board") (a copy of such resolutions which is attached hereto as Exhibit I), that, pursuant to Section 301 of the Indenture, dated as of November 6, 2001 (the "Indenture"), between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan
Bank), a New York banking corporation, as trustee (the "Trustee"), a series of senior debt securities of the Company is hereby established with the terms and provisions set forth below. Unless otherwise defined herein, capitalized terms used herein have the meanings given thereto in the Indenture.

     (1) The title of such series of debt securities is the "7.875% Public Income NotES (PINES(R)) due 2032" (the "Notes").

     (2) The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is unlimited. The Notes need not all be issued at the same time and such series of Notes may be reopened, without the consent of the Holders, for issuances of additional Notes of such series.

     (3) The Stated Maturity of the Notes is April 15, 2032.

     (4) The Notes shall bear interest at the rate of 7.875% per annum from April 5, 2002, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable quarterly on January 31, April 30, July 31 and October 31 of each year (each, an "Interest Payment Date"), commencing July 31, 2002, to the Persons in whose names the Notes are registered at the close of business on the Regular Record Date for such interest, which shall be the Business Day, immediately preceding such Interest Payment Date. Interest on the Notes shall be calculated on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly interest period will be computed on the basis of the actual number of days elapsed in a 90-day quarter of three 30-day months.

     (5) The Company hereby designates as Places of Payment for the Notes the office or agency of the Company in the Borough of Manhattan, The City of New York, and initially appoints the Trustee at its Corporate Trust Office as Paying Agent in such city and as its agent to receive all such presentations, surrenders, notices and demands.

     (6) The Notes are not redeemable prior to April 5, 2007. On and after April 5, 2007, the Company may, at its option, redeem the Notes, in whole at any time or in part from time to time, on any date prior to the Stated Maturity of the Notes, and otherwise in accordance with Article Eleven of the Indenture. The Redemption Price payable upon redemption of the Notes shall be an amount equal to the principal amount of the Notes and payments of the Redemption Price shall be made in Dollars. The Company shall also pay accrued and unpaid interest, if any, on the Notes, in Dollars, to but excluding the Redemption Date set forth in the notice of redemption given by the Company pursuant to Article Eleven of the Indenture.

     (7) The Company shall have no obligation to redeem, repay or purchase the Notes pursuant to any sinking fund or analogous provision or at the option of a Holder thereof.

     (8) The Notes are issuable in denominations of $25 and any integral multiples of $25.

     (9) The Trustee, at its Corporate Trust Office, is hereby initially appointed Security Registrar and Paying Agent for the Notes.

     (10) The aggregate principal amount of the Notes then Outstanding shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 under the Indenture.

     (11) Payment of principal of and interest on the Notes will be made in Dollars.

     (12) NOT APPLICABLE.

     (13) Holders of the Notes shall not have the option to receive payments of principal of or interest on the Notes in Currencies other than the Dollar.

     (14) Other than as set forth in this Officers' Certificate, there are no other provisions granting special rights to the Holders of the Notes.

     (15) The Events of Default set forth in Section 501 of the Indenture (other than the Event of Default set forth in Section 501(3) of the Indenture, which shall not be applicable to the Notes) and the covenants set forth in Article Ten of the Indenture will apply to the Notes. In addition, solely with respect to the Notes (and not with respect to any other series of Securities that may be issued under the Indenture), the following covenant shall be added to, and shall be deemed a part of, Article Ten of the
     Indenture:

          "SECTION 1007. Limitation on Liens. The Company will not, and it will not cause or permit any of its subsidiaries to, create, assume, incur or guarantee any indebtedness for money borrowed that is secured by a pledge, mortgage, deed of trust or other lien on any voting stock or profit participating equity interests of Janus Capital Corporation ("Janus") or any entity that succeeds (whether by merger, consolidation, sale of assets or otherwise) to all or any substantial part of the business of Janus, without providing that the Notes (together with, if the Company shall so determine, any other indebtedness of, or guarantee by, the Company ranking equally with the Notes and existing as of the date hereof or hereafter created) will be secured equally and ratably with or prior to all other indebtedness secured by such pledge, mortgage, deed of trust or other lien on the voting stock or profit participating equity interests of Janus; provided that this Section 1007 shall not limit the Company's ability or the ability of the Company's subsidiaries to incur indebtedness or other obligations secured by liens on assets other than the shares of common stock of Janus."

     (16) The Notes shall be issued as one or more Registered Securities in permanent global form without coupons. The Company initially appoints The Depository Trust Company, New York, New York ("DTC"), to act as the depositary with respect to the Notes.

     (17) NOT APPLICABLE.

     (18) Interest on the Notes that is payable on any Interest Payment Date shall be paid to the Person in whose name the Note is registered at the close of business on the Regular Record Date for such interest, which shall be the Business Day immediately preceding such Interest Payment Date.

     (19) Section 1402 (Defeasance and Discharge) and Section 1403 (Covenant Defeasance) shall apply to the Notes, in accordance with the provisions, terms and conditions set forth in Article Fourteen.

     (20) NOT APPLICABLE.

     (21) The Notes do not provide for the payment of any Additional Amounts.

     (22) NOT APPLICABLE.

     (23) NOT APPLICABLE.

     (24) With respect to any action or consent to be taken pursuant to the terms of the Indenture, Holders of the Notes shall vote as one class with Holders of Securities of all other series issued or to be issued under the Indenture.

     2. The Notes will be evidenced by a Security in global form in substantially the form attached hereto as Exhibit II, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of the Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the Officer executing such global Security on behalf of the Company, as evidenced by the execution of such global Security by such Officer. In the event that certificated Notes (the "Certificated Notes") are issued in exchange for the global Security, the form of certificate evidencing each Certificated Note shall be in substantially the form of the attached global Security, with such changes as are necessary to evidence the Notes in definitive form rather than as a global Security.

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


     IN WITNESS WHEREOF, I have executed this certificate this 5th day of April, 2002.


                             /s/  Danny R. Carpenter
                            ---------------------------------------------------
                            Name:    Danny R. Carpenter
                            Title:   Executive Vice President



                             /s/  Daniel P. Connealy
                            ---------------------------------------------------
                            Name:    Daniel P. Connealy
                            Title:   Vice President and Chief Financial Officer

                                                                      EXHIBIT I



                        MARCH 19, 2002 BOARD RESOLUTIONS

                                                                     EXHIBIT II



                               FORM OF GLOBAL NOTE

CUSIP NO.: 860831304
No. 1


                 7.875% Public Income NotES (PINES(R)) due 2032
                                  $158,125,000

                             STILWELL FINANCIAL INC.


UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     Stilwell Financial Inc., a Delaware corporation (herein referred to as the "Company", which term includes any successor corporation under the Indenture hereinafter defined), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $158,125,000 on April 15, 2032 (the "Maturity Date") and to pay interest thereon from April 5, 2002, or from the most recent Interest Payment Date (hereinafter defined) to which interest has been paid or duly provided for, quarterly on January 31, April 30, July 31 and October 31 of each year (each, an "Interest Payment Date"), commencing July 31, 2002, at 7.875% per annum until the principal hereof is paid or duly provided for.

     Any payment of principal or interest required to be made on a day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day and no interest shall accrue as a result of such delayed payment. Interest payable on each Interest Payment Date will include interest accrued from and including April 5, 2002, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to but excluding such Interest Payment Date.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person (the "Holder") in whose name this Note (or one or more predecessor Securities) is registered at the close of business on


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


the Business Day immediately preceding such Interest Payment Date (each, a "Regular Record Date"). Interest on the Notes shall be calculated on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly interest period will be computed on the basis of the actual number of days elapsed in a 90-day quarter of three 30-day months. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the Holder on such Regular Record Date and may either (1) be paid to the Person in whose name this
Note is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee (referred to herein), notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been given to the Holder of this Note not less than ten days prior to such Special Record Date, or
(2) be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

     For purposes of this Note, "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the city of New York, New York are authorized or obligated by law or executive order to close

     Payment of the principal of this Note on the Maturity Date will be made against presentation of this Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. So long as this Note remains in book-entry form, all payments of principal and interest will be made by the Company in immediately available funds.

     General. This Note is one of a duly authorized issue of securities (herein called the "Securities") of the Company, issued under an Indenture, dated as of November 6, 2001 (the "Indenture"), between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), a New York banking corporation, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to a series of which this Note is a part). Reference is made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of a duly authorized series of Securities designated as "7.875% Public Income NotES (PINES(R)) due 2032" (collectively, the "Notes").

     Optional Redemption. The Notes are not redeemable prior to April 5, 2007. On and after April 5, 2007, the Company may, at its option, redeem the Notes, in whole at any time or in part from time to time, on any date prior to the Maturity Date, and otherwise in accordance with Article Eleven of the Indenture. The Redemption Price payable upon redemption of the Notes shall be an amount equal to the principal amount of the Notes and payments of the Redemption Price shall be made in Dollars. The Company shall also pay accrued and unpaid interest, if any, on the Notes, in Dollars, to but excluding the Redemption Date set forth in the notice of redemption given by the Company pursuant to Article Eleven of the Indenture.

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


     Events of Default. If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     Modification and Waivers; Obligations of the Company Absolute. The Indenture permits the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes, subject to certain exceptions set forth in the Indenture. Such amendments may be effected under the Indenture at any time with the consent of the Holders of not less than a majority in principal amount of all Notes then Outstanding issued under the Indenture and affected thereby, subject to certain exceptions set forth in the Indenture. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes at such time Outstanding, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in principal amount of the Notes then Outstanding to waive on behalf of all of the Holders of such Notes certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Note and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

     Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

     Authorized Denominations. The Notes are issuable only in registered form without coupons in denominations of $25 or any integral multiple of $25.

     Registration of Transfer or Exchange. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the Security Register upon presentation of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     As provided in the Indenture and subject to certain limitations herein and therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holders surrendering the same.

     This Note is a Global Security. If the depositary with respect to the Notes (which shall initially be DTC) is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue Notes in definitive registered form without coupons, in any authorized denominations, of like tenor, in an aggregate principal amount equal to the principal amount of the Registered Securities in global form (the "Registered Global Note"), in exchange for such Registered Global Note(s). In addition, the Company may at any time and in its sole discretion determine that the Notes will no longer be represented by Registered Global Notes and, in such event, will issue Notes in definitive registered form, in such tenor, in any authorized denominations and in an aggregate principal amount equal to the principal amount of the Registered Global Notes representing such Notes, in exchange for such Registered Global Notes. In any such instance, an owner of a beneficial interest in a Registered Global Note will be entitled to physical delivery in definitive registered form of Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Notes so issued in definitive registered form will be issued in denominations of $25 or any amount in excess thereof which is an integral multiple of $25 and will be issued in registered form only, without coupons.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     Defined Terms. Unless otherwise defined in this Note, all capitalized terms used in this Note shall have the meanings assigned to them in the Indenture.

     Governing Law. This Note shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws.

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                                   * * * * * *

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed as of the date hereof.



Dated:   April 5, 2002                        STILWELL FINANCIAL INC.



                                              By:
                                                  -----------------------------
                                                  Name:
                                                  Title:



TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture


JPMORGAN CHASE BANK,
    as Trustee


By: ________________________
      Authorized Officer

                                 ASSIGNMENT FORM

          To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

-------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
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              (Print or type assignee's name, address and zip code)

and irrevocably appoint -------------------------------------------------------
to transfer this Note on the books of Stilwell Financial Inc. The agent may substitute another to act for him.


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Date:
      -----------------------

                                   Your Signature:




                                   --------------------------------------------
                                   (Sign exactly as your name appears on the face of this Note)

                                   Signature guarantee: